UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BIMI INTERNATIONAL MEDICAL INC.

_____________________________________________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIMI INTERNATIONAL MEDICAL INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD March 15, 2022

To Our Stockholders:

You are invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of BIMI International Medical Inc. (the “Company”) on March 15, 2022 at 9:00 a.m.(local time) at No. 10, Huasheng Road, Floor 9, Yuzhong District, Chongqing, P. R. C., for the following purposes:

1.     To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock (the “Common Stock”) upon (i) conversion of the newly issued senior secured convertible notes in the aggregate principal amount of $7,800,000 sold to two institutional investors (the “Institutional Investors”) on November 18, 2021; (ii) conversion of additional senior secured convertible notes in the aggregate principal amount of up to $3,900,000 that may be sold to the Institutional Investors; and (iii) exercise of up to 1,800,000 warrants issued by the Company to the Institutional Investors; and

2.     To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on February 10, 2022 shall be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning February 14, 2022 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Special Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting.

By Order of the Board of Directors
Tiewei Song
Chief Executive Officer and President
Dalian, China
March 11, 2022

Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 15, 2022

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2022 SPECIAL MEETING OF STOCKHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT.    Your shares can be voted at the Special Meeting only if you attend in person or are represented by proxy, please take the time to vote your proxy.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE VIA THE INTERNET OR BY TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 15, 2022 — THE PROXY STATEMENT IS AVAILABLE AT: WWW.USBIMI.COM.

In light of COVID-19, we strongly encourage our shareholders to vote by proxy in advance of the Special Meeting Depending on concerns about and developments relating to COVID-19, the Board could determine to change the date, time and/or format of the meeting.

If not attending the meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.
Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.
By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from the record holder.

Page
GENERAL INFORMATION
PROPOSAL ONE — APPROVAL OF ISSUANCE OF SECURITIES	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
additional information

i

BIMI INTERNATIONAL MEDICAL INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2022

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING

Q:     Why am I receiving these materials?

A:     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of our company (the “Board”) for our 2022 Special Meeting of Stockholders, which will take place on March 15, 2022. As a stockholder of record, you are invited to attend the Special Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about February 15, 2022 to all stockholders entitled to vote at the Special Meeting.

Q:     When and where will the Special Meeting be held?

A:     The Special Meeting will be held on March 15, 2022 at 9:00 a.m. local time, at No. 10, Huasheng Road, Floor 9, Yuzhong District, Chongqing, P. R. C.

Q:     How do I attend the Special Meeting?

A:     Only stockholders of record on the record date of February 10, 2022 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Special Meeting. If you plan to attend the meeting in person, please bring the following:

•        Photo identification.

•        Acceptable proof of ownership if your shares are held in “street name.”

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our Common Stock on the Record Date or (b) an account statement showing that you beneficially owned shares of our Common Stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Special Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Special Meeting.

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Q:     What information is contained in this proxy statement?

A:     This proxy statement contains information regarding the proposal to be voted on at the Special Meeting and certain other required information.

Q:     What items of business will be voted on at the Special Meeting?

A:     The items of business scheduled to be voted on at the Special Meeting are:

1.      To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock upon (i) conversion of the newly issued senior secured convertible notes in the aggregate principal amount of $7,800,000 sold to certain institutional investors on November 18, 2021; (ii) conversion of additional senior secured convertible notes in the aggregate principal amount of up to $3,900,000 that may be sold to those investors; and (iii) exercise of up to 1,800,000 warrants issued by the Company to the investors.

Q:     What are the voting requirements to approve the proposal?

A:     The affirmative vote of a majority of shares outstanding is required to approve Proposal One.

Q:     How does the Board recommend that I vote?

A:     The Board recommends that you vote your shares “FOR” the approval of the proposal with respect to the issuance of the Company’s securities for the purposes compliance with Nasdaq Listing Rule 5635(d).

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of the Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of the Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:     What shares may I vote?

A:     Each share of our Common Stock $0.001 par value issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Special Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had 15,346,554.000 shares of Common Stock issued and outstanding on the Record Date.

Q:     What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:     A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC with respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Xiaoping Wang, the Company’s Chief Operating Officer, or such other person you wish to designate, or to vote in person at the Special Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. Xiaoping Wang.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Special Meeting. However, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Special Meeting.

Q:     Who is entitled to attend the Special Meeting and what are the admission procedures?

A:     You are entitled to attend the Special Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Common Stock as of the Record Date or the voting instruction card provided by your broker. The Special Meeting will begin promptly at 9:00 a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:     May I vote my shares in person at the Special Meeting?

A:     If you were a stockholder of record on the Record Date, you may vote your shares in person at the Special Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Special Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

In light of COVID-19, we strongly encourage our shareholders to vote by proxy in advance of the Special Meeting. Depending on concerns about and developments relating to COVID-19, the Board could determine to change the date, time and/or format of the meeting.

Q:     How can I vote my shares without attending the Special Meeting?

A:     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Special Meeting.

Q:     Who will count the votes?

A:     Votes at the Special Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:     What is the effect of not voting?

A:     If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” the approval of the issuance of the Company’s securities for the purposes of Nasdaq Listing Rule 5635(d).

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. Absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that Proposal One is a non-routine matter; and, accordingly, brokers do not have authority to vote on such proposal absent instructions from beneficial owners. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares. Any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal One, and any other matter that may properly be brought before the shareholders for a vote at the Special Meeting, will be approved if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes, if any, will not affect the outcome of the votes on these matters.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:     How many votes are required for the approval of the proposal to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Approval of the Proposed Issuances of Securities	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Q:     Can I revoke my proxy or change my vote after I have voted?

A:     You may revoke your proxy and change your vote by voting again or by attending the Special Meeting and voting in person. Only your latest dated proxy card received at or prior to the Special Meeting will be counted. However, your attendance at the Special Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at BIMI International Medical Inc.’s offices, or you vote by ballot at the Special Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Special Meeting.

Q:     How many votes are required to hold the Special Meeting?

A:     The presence, in person or by proxy, of the holders of one-third of the shares of our Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Special Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Q:     Who will bear the cost of soliciting votes for the Special Meeting?

A:     The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:     Where can I find the voting results of the Special Meeting?

A:     We intend to announce preliminary voting results at the Special Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Special Meeting.

PROPOSAL ONE — APPROVAL OF PENDING ISSUANCES OF SECURITIES OF THE COMPANY

On November 18, 2021, the Company entered into a securities purchase agreement (the “SPA”) with two institutional investors (each a “Holder” and collectively the “Holders”) to sell certain senior secured convertible notes (the “Convertible Notes”) of the Company to the Holders in a private placement (the “Private Placement”), in the aggregate principal amount of $7,800,000 having an aggregate original issue discount of 20%, and ranking senior to all outstanding and future indebtedness of the Company. Pursuant to the SPA, two Convertible Notes (each, an “Initial Note” and collectively the “Initial Notes”) in an aggregate original principal amount of $7,800,000 will be issued to the Holders in reliance upon the exemption from securities registration under by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated under the 1933 Act, together with the issuance of warrants (the “Warrants” and, together with the Convertible Notes, the “Securities”) to acquire the Company’s Common Stock, as described below. Each Convertible Note has a face amount of $3,900,000, for which each Holder paid $3,250,000 in cash. Additional Convertible Notes in an aggregate original principal amount not to exceed $3,900,000 (the “Additional Convertible Notes”) may also be sold to the Holders under the SPA at a later date under certain circumstances. The Convertible Notes do not bear interest except upon the occurrence of an event of default.

Pursuant to Nasdaq Rule 5635 (d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five Trading Days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the SPA, the Convertible Notes and the Warrants provide that, the Convertible Notes may not be converted into and the Warrants may not be exercised to purchase shares of Common Stock unless the Company obtains the approval of its stockholders. Accordingly, the Company agreed to hold a stockholder meeting, by no later than February 15, 2022 to approve resolutions authorizing the issuance of all of the Securities issuable pursuant to the Private Placement including the Additional Convertible Notes in compliance with the rules and regulations for the purposes of compliance with Nasdaq Listing Rule 5635.

Accordingly, at the Special Meeting, stockholders will be asked to approve the issuance of the Securities in the transactions contemplated by the SPA.

Use of Proceeds

The Company will use the proceeds from the sale of Convertible Notes, and if exercised the Additional Convertible Notes and exercise of the Warrants for general corporate purposes, but as covenanted in the SPA, not, directly or indirectly, for (i) the satisfaction of any Indebtedness of the Company or any of its subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its subsidiaries, or (iii) the settlement of any outstanding litigation. The Company will not receive any proceeds from the sale of the Common Stock issuable upon conversion of the Convertible Notes, the Additional Convertible Notes if issued and exercise of the Warrants.

The Securities Purchase Agreement

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, the Company agreed to hold a stockholder meeting, by no later than February 15, 2022 (the “Stockholder Approval Date”) to approve resolutions authorizing the issuance of shares of Common Stock under the Convertible Notes and the Warrants for the purposes of compliance with the stockholder approval rules of the Nasdaq Stock Market (“Nasdaq”) (the “Stockholder Approval”). If such approval is not received by the Stockholder Approval Date, the Company will be obligated to continue to seek stockholder approval by May 15, 2022 and every six months thereafter until such approval is obtained.

The Convertible Notes

Maturity and Repayment Dates

The Convertible Notes as well as the Additional Convertible Notes, if issued, mature (the “Maturity Date”) on the 18 month anniversary of the date on which they are issued (the “Issuance Date”). The principal amount is payable in equal installments beginning on the six month anniversary of the Issuance Date and each month thereafter until the Maturity Date.

Interest

The Convertible Notes were sold with an original issue discount and do not bear interest except upon the occurrence of an Event of Default (described below), in which event the applicable rate will be 13.00% per annum.

Conversion

The Convertible Notes are convertible at any time or times after the Stockholder Approval Date in whole or in part, at the option of the holders thereof, into shares of the Common Stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $0.65 (the “Conversion Price”), subject to market price adjustments. The Conversion Price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

The floor price per share at which a Convertible Note may be converted is $0.1557 (the “Floor Price”)

If the Company enters into any agreement to issue any variable rate securities, the holder has the additional right to substitute such variable price (or formula) for the conversion price.

In connection with the occurrence of Events of Default, the holders of the Convertible Notes will be entitled to convert all or any portion of the Convertible Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) the lower of (A) 70% of the lowest VWAP (as defined in the Convertible Notes) of the Common Stock during the ten (10) consecutive Trading Day (as defined in the Convertible Notes) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion and (B) 70% of the VWAP of the Common Stock as of the date of the delivery or deemed delivery of the applicable notice of conversion, but not less than the Alternate Conversion Floor Amount, which is the product obtained by multiplying (A) the higher of (i) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date (as defined in the Convertible Notes) and (ii) the applicable Alternate Conversion Price (as defined in the Convertible Notes) and (B) the difference obtained by subtracting (I) the number of shares of Common Stock to be delivered to the holder on the applicable delivery deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount (as defined in the Convertible Notes) that the holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition (i.e. the Floor Price).

Conversion Limitation and Exchange Cap

The holders of the Convertible Notes will not have the right to convert any portion of the Convertible Notes, to the extent that, after giving effect to such conversion, such Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Common Stock outstanding immediately after giving effect to such conversion. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61 day after delivery of a notice to the Company of such increase.

The Convertible Notes may not be convertible until such time as the Company shall have obtained the Stockholder Approval.

Events of Default

Events of Default include: (i) the failure of the applicable registration statement (the “Registration Statement”) for the shares issuable upon conversion of the Convertible Notes and exercise of the Warrants to be filed with the SEC; (ii) the failure of the Company to maintain the effectiveness of the Registration Statement; (iii) suspension of trading of the Common Stock on a national securities exchange for five days; (iv) uncured conversion failure; (v) failure by the Company to maintain required share allocations for the conversion of the Convertible Notes and the exercise of the Warrants; (vi) failure by the Company to pay Principal when due; (vii) failure of the Company to remove restricted legends from shares issued to the Holder upon conversion of the Convertible Note or the Warrants; (viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of Indebtedness (as defined in the Convertible Notes) of the Company; (ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and not dismissed within 30 days of initiation; (x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xi) commencement of any bankruptcy or similar proceeding, voluntary or involuntary, of the Company or any subsidiary of the Company; (xii) final judgment for the payment of money aggregating in excess of $150,000 are rendered against the Company or any subsidiary of the Company and not bonded or discharged within 30 days; (xiii) failure of the Company or any subsidiary to pay when due any debts in excess of $150,000 due to any third party; (xiv) breaches by the Company or any Subsidiary of any representations or warranties in the SPA or any document contemplated thereby; (xv) a false or inaccurate certification by the Company that either (A) the “Equity Conditions” (as defined in the Convertible Notes) are satisfied, (B) there has been no “Equity Conditions Failure” (as defined in the Convertible Notes), or (C) as to whether any Event of Default has occurred; (xvi) failure of the Company or any Subsidiary to comply with the covenants in the Convertible Note; any material adverse effect occurring; or (xvii) any Event of Default occurs under any other Convertible Note.

In connection with an Event of Default, the holders of the Convertible Notes may require the Company to redeem in cash any or all of the Convertible Notes. The redemption price will equal the greater of (i) 110% of the outstanding principal of the Convertible Note to be redeemed and accrued and unpaid interest and unpaid late charges thereon, and (ii) an amount equal to market value of the shares of the Common Stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes. Upon the occurrence of certain Events of Default relating to the bankruptcy of the Company, whether occurring prior to or following the maturity date, the Company will be required to immediately redeem the Convertible Notes, in cash, for an amount equal to 110% of the outstanding principal of the Convertible Notes, and accrued and unpaid interest and unpaid late charges thereon, without the requirement for any notice or demand or other action by any holder or any other person or entity.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), the holders of the Convertible Notes may require the Company to redeem all or any portion of the Convertible Notes. The redemption price per share will equal the greatest of (i) 110% of the outstanding principal of the Convertible Notes to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 110% of the market value of the shares of the Common Stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes, and (iii) 110% of the aggregate cash consideration that would have been payable in respect of the shares of the Common Stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes.

Other Corporate Events

The Company is not permitted to enter a Fundamental Transaction (as defined in the Convertible Notes), unless the successor entity assumes all of the obligations under the Convertible Notes pursuant to written agreements satisfactory to the holder of the Convertible Notes, and the successor entity is a publicly traded corporation whose shares of Common Stock are quoted or listed on a national securities exchange. If at any time the Company grants any Purchase Rights (as defined in the Convertible Note) or makes any distribution of assets pro rata to all or substantially all of the holders of any class of its Common Stock, then the holders of the Convertible Notes will be entitled to acquire the aggregate Purchase Rights or assets which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the Convertible Notes (without taking into account any limitations on conversion) held by such holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the holders exceeding the maximum percentage described in first paragraph of “Conversion Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety Trading Days

Installment Conversions and Redemptions

The Convertible Notes require that, on each Installment Date, the Company will pay an amount of the Convertible Note equal to the lesser of 1/13 of the principal amount and the outstanding principal amount of The Convertible Notes then outstanding on such Installment Date, less amounts already converted or paid (the “Installment Amount”), together with interest and late charges, if any, thereon, in shares of the Common Stock, subject to the satisfaction of customary equity conditions (including minimum price and volume thresholds) (an “Installment Conversion”).

If the Company satisfies such equity conditions (subject to the holder’s right to waive any such condition), the Company will convert the portion of the Installment Amount subject to such Installment Conversion into shares of its Common Stock at a price per share equal to the lower of lowest of (i) the conversion price then in effect, (ii) the greater of (x) the Floor Price and (y) 82% of the sum of (A) the two (2) lowest VWAPs of the Common Stock on any Trading Day during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Installment Date, divided by (B) two (2). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period, but not less than the Floor Price. If the Company elects to effect and Installment Redemption (as defined in the Convertible Notes) or if an Installment Conversion is not permitted because certain equity conditions are not met, the Company must redeem the Installment Amount in cash at a price equal to 106% of its aggregate value.

The Holders of the Convertible Notes may elect to defer conversion until a subsequent Installment Date selected by each such Holder, or accelerate the conversion of future Installment Amounts to the current Installment Date, with the amount to be accelerated subject to certain restrictions as set forth in the Convertible Notes.

Notwithstanding the forgoing, and only during the period commencing on the Issuance Date and ending on the Stockholder Approval Date, the Company shall automatically be deemed to have elected to effect Installment Redemptions for all Installment Amounts.

Redemptions at Company Election

At any time after the later of (x) thirty (30) calendar days after the Applicable Date (as defined in the SPA) and (y) the date no Equity Conditions Failure exists, the Company has the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Notes at cash price equal to 200% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made for the redemption.

Additional Convertible Notes

Subject to the terms and conditions set forth in the SPA, each Holder of a Convertible Note may, upon written notice to the Company, require the Company to participate in an Additional Closing (as defined in the SPA) for the purchase by such Holder, and the sale by the Company, of an Additional Convertible Note in an original principal amount of set forth opposite such holder’s name in the SPA, the aggregate principal amount of which for all Holders shall not exceed $3,900,000. The Additional Convertible Notes have the same terms as the Convertible Notes.

Covenants

The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

The Warrants

Expiration and Exercise

The Warrants, for the purchase of an aggregate of 1,800,000 shares of the Company’s Common Stock (subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction), expire on the fourth anniversary of the Issuance Date (the “Expiration Date”). Prior to or on the Expiration Date, the Warrants are exercisable at any time after the Stockholder Approval Date, in whole or in part, at the option of the holders.

The exercise price for the Warrants (subject to possible standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction) is $0.71. The Warrants may be exercised by means of a cashless exercise.

Exercise Limitation and Exchange Cap

The holders of the Warrants will not have the right to convert any portion of the Warrants to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61 day after delivery of a notice to the Company of such increase.

In addition, unless the Company obtains the approval of its stockholders, the Company is prohibited from issuing any shares of Common Stock upon exercise of the Warrants or otherwise pursuant to the terms of the Warrants, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d)).

Events of Default

Events of Default are cross-referenced to the definition contained in the Convertible Notes (see summary of the Notes above in the paragraph “Events of Default”).

At any time after the occurrence of an Event of Default, at the request of a holder, the Company or a successor entity (as the case may be) shall purchase the Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Event of Default Black Scholes Value (as defined in the Warrants).

Other Corporate Events

The Company cannot enter into a Fundamental Transaction (as defined in the Warrants), unless the successor entity assumes all of the obligations under the Warrants pursuant to written agreements satisfactory to the holder of the Warrants, and the successor entity is a publicly traded corporation whose shares of Common Stock are quoted or listed on a national securities exchange. If at any time the Company grants any Purchase Rights (as defined in the Warrants) or makes any distribution of assets pro rata to all or substantially all of the holders of any class of its Common Stock, then the holders of the Warrants will be entitled to acquire the aggregate Purchase Rights or assets which such holder could have acquired if such holder had held the number of shares of the Company’s Common Stock acquirable upon complete exercise of the Warrants held by such holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the holders exceeding the maximum percentage described in first paragraph of “Exercise Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety Trading Days.

Notwithstanding the foregoing, at the request of a Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or a successor entity (as the case may be) shall purchase the Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value (as defined in the Warrants). Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2) Trading Day after the date of such request and (y) the date of consummation of such Fundamental Transaction.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Holders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file and maintain with the SEC a registration statement for resale of the shares of Common Stock issuable upon conversion of the Convertible Notes, the Additional Convertible Notes (if issued) and exercise of the Warrants.

Placement Agent

FT Global Capital Inc. (“FT Global”) acted as the exclusive placement agent in connection with the offering, and received a cash fee of 8% of the aggregate amount of capital received by the Company in this offering, plus $50,000 in offering related expenses, and placement agent warrants at an initial exercise price of $0.71 per share, to purchase up to that number of shares of common stock equal to 8% of the aggregate number of shares of common stock placed in the offering, subject to adjustment based on the number of shares of common stock issued pursuant to the Notes placed in the offering. If additional Notes are purchased by the Holders under the SPA, FT Global will be entitled to additional placement agent warrants in connection with such additional Notes.

Reasons for Transaction and Effect on Current Stockholders

The Board has determined that the sale of the Convertible Notes, the Warrants, the Placement Agent Warrants and potentially the Additional Convertible Notes and the issuance of the Securities pursuant to the Convertible Notes, the Warrants, the Placement Agent Warrants and potentially the Additional Convertible Notes, is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing. Further, the payment of interest and principal in shares of Common Stock, and the right of the Holder to convert the Convertible Notes into shares of Common Stock, would allow the Company to preserve liquidity for other corporate purposes, including the payment of costs and expenses necessary for the stabilization and expansion of the Company’s operation.

The issuance of the Securities pursuant to the SPA, the Convertible Notes, the Warrants, the Placement Agent Warrants and potentially the Additional Convertible Notes will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. For example, if (i) the Convertible Notes are converted in full (not assuming the purchase of Additional Convertible Notes by the Institutional Investors) at the initial conversion price, (ii) the Warrants are exercised in full at the initial exercise price and (iii) the Placement Agent Warrants are exercised in full at the initial exercise price (not assuming the purchase of additional Convertible Notes by the Institutional Investors), approximately an additional 14,760,000 shares of the Common Stock will be issued. In the event the Institutional Investors purchase all of the Additional Convertible Notes in addition to the Convertible Notes and all of such Convertible Notes and Additional Convertible Notes are converted in full at the initial conversion price, the Warrants are exercised in full at the initial exercise price and all the Placement Agent Warrants are exercised in full assuming the purchase of the Additional Convertible Notes, approximately an additional 21,240,000 shares of the Common Stock will be issued. No assurance can be given that any shares of Common Stock will be issued upon conversion of the Convertible Notes or exercise of the Warrants and Placement Agent Warrants, or that additional shares of Common Stock will not be issued in the event that the conversion price of the Convertible Notes decreases pursuant to the terms of the Convertible Notes, or that the number of shares of Common Stock issuable upon the exercise of the Warrants and Placement Agent Warrants does not increase pursuant to the terms of such warrants.

Each Convertible Note provides that the Institutional Investor is prohibited from converting a Convertible Note, an Additional Convertible Note if issued and a Warrant and any payments of interest and principal in shares of Common Stock will be held in abeyance, to the extent the Institutional Investor would beneficially own more than 4.99% (or 9.99%, if the holder elects the higher threshold) of the Company’s outstanding shares of Common Stock after such conversion or payment. Unlike Nasdaq Rule 5635 and the corresponding provisions of the SPA, the Convertible Notes and the Warrants, which limit the aggregate number of shares of Common Stock the Company may issue to the Institutional Investors, this beneficial ownership limitation limits the number of shares the Institutional Investors may beneficially own at any one time. Consequently, the number of shares of Common Stock the Holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the Institutional Investors may sell some or all of the shares they receive under the Convertible Notes, permitting them to acquire additional shares in compliance with the beneficial ownership limitation. We are not seeking shareholder approval to lift such ownership limitation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
approval of the ISSUANCE of the SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 10, 2022 for: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(s)	Amount and Nature of Beneficial Owner(s)	Percentage of Beneficial Ownership
Tiewei Song, Director, Chief Executive Officer and President	1,000,000	6.51%
Baiqun Zhong, Interim Chief Financial Officer	—	—
Xiaoping Wang, Director, Chief Operating Officer	500,000	3.25%
Mia Kuang Ching, Director	—	—
Fengsheng Tan, Director	—	—
Ju Li, Director	—	—
Jianxin (Jason) Wang, Director
All officers and directors as a group (7 persons)	1,500,000	9.76%

____________

(1)      Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)      Unless as otherwise set forth in the table, the address of each beneficial owner is c/o BIMI International Medical Inc., at 9 Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China,

(3)      The address of Gang Li is No. 7, South Huanghe Road, Huanggu District, Shenyang City, Liaoning Province, P. R. China.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Your vote is important.    Please promptly vote your shares of our Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors
Tiewei Song
Chief Executive Officer and President
February 11, 2022

BIMI INTERNATIONAL MEDICAL INC.

PROXY CARD
2022 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 15, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ☐ Mr. Xiaoping Wang as attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of BIMI International Medical Inc. (the “Company”) which the undersigned may be entitled to vote at the 2022 Special Meeting of Stockholders to be held on March 15, 2022, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.      To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock upon (i) conversion of the newly issued senior secured convertible notes in the aggregate principal amount of $7,800,000 sold to two institutional investors (the “Institutional Investors”) on November 18, 2021; (ii) conversion of additional senior secured convertible notes in the aggregate principal amount of up to $3,900,000 that may be sold to the Institutional Investors; and (iii) exercise of up to 1,800,000 warrants issued by the Company to the Institutional Investors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” Proposal 1, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Date: ___________, 2022
Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.